Exhibit 3.2

BY-LAWS

OF

CACHE, INC.

A Delaware Corporation

ARTICLE I

OFFICES

Section 1.                                           Registered Office. The registered office of Cache, Inc. (the “Corporation”) in the State of Delaware shall be located at 615 South DuPont Highway, Dover, Delaware 19901. The name of the Corporation’s registered agent at such address shall be National Corporate Research, Ltd. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board”).

Section 2.                                           Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                                           Place and Time of Meetings.  An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other proper business as may come before the meeting.  The date, time and place of the annual meeting shall be determined by the Chairman of the Board; provided, that if the Chairman of the Board does not act, the Board shall determine the date, time and place of such meeting.

Section 2.                                           Special Meetings.  Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.  Such meetings may be called at any time by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.  Special meetings of stockholders may not be called by any other person.

Section 3.                                           Place of Meetings.  The Board may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.  If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 4.                                           Notice of Meeting.  Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  All such notices shall be delivered, either personally or by mail, by or at the direction of the Board, the Chief Executive Officer or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.                                           Stockholders List.  The officer having charge of the stock ledger of the Corporation shall make available, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date).  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.                                           Quorum.  The holders of a majority of the outstanding voting power of the shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation (as amended or amended and restated and including any certificate of designations relating to any series of preferred stock, the “Certificate of Incorporation”).  If a quorum is not present, the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Section 7.                                           Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.                                           Vote Required. When a quorum is present, the affirmative vote of the shares representing a majority of the voting power, voting together as a single class, present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.                                           Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”) or by the Certificate of Incorporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.                                    Proxies. Each stockholder entitled to vote at a meeting of stockholders or, if applicable, to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  Any proxy which is not irrevocable is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, or delivers to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 11.                                    Action by Written Consent.  Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.  To the extent the holders of any classes or series of stock of the Corporation have the right pursuant to the Certificate of Incorporation to take an action without a meeting, any action required which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock of such class or series of stock having not less than the minimum number of votes that would be necessary to authorize or take such action by such class or series of stock at a meeting at which all shares of such class or series entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested; provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office.  All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders of such class or series who have not consented in writing.  Any action taken pursuant to such written consent or consents of the stockholders of such class or series shall have the same force and effect as if taken by the stockholders of such class or series at a meeting thereof.

Section 12.                                    Stockholder Meetings Additional Procedures.  The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the dismissal of business not properly presented, maintaining order at the meeting and safety of those present, restricting entry to the meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

Section 13.                                    Inspectors of the Stockholder Meetings.  The Board, in advance of all meetings of the stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for election as directors.  In the event that the Board fails to so appoint one or more inspectors or, in the event that one or more inspectors previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors to fill such vacancy or vacancies.  Inspectors appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors shall, subject to the power of the chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 14.                                    Nominations or Other Business Brought Before Stockholder Meetings.

(A) (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof, or (c) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs A(2) and A(3) of this Section 14 and who was a stockholder of record both at the time such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting. Compliance with this Section 14 shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or director nominations made under Rule 14a-11 under the Exchange Act and included in the Corporation’s notice of meeting) before a meeting of stockholders.

(2)                                 For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (x) the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, or (y) no annual meeting was held during the prior year, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For purposes of the application of Rule 14a-4(c) of the Exchange Act (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in Rule 14a-4(c)(1).

Such stockholder’s notice shall set forth:

(a)                                 as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(i)                                     the name, age, business address and residence address of such individual,

(ii)                                  the class, series and number of any shares of the Corporation which are owned beneficially and of record by such individual and the date such shares were acquired and the investment intent of such acquisition,

(iii)                               all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and

(iv)                              a completed signed questionnaire, representation and agreement required by Section 14(C) of this Article;

(b)                                 as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(c)                                  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)                                     the name and address of such stockholder (and any stockholder who is of the immediate family sharing the same household as the nominating stockholder), as they appear on the Corporation’s books, and of such beneficial owner,

(ii)                                  the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder (and any stockholder who is of the immediate family sharing the same household as the nominating stockholder) and such beneficial owner and the dates such stock were acquired,

(iii)                               a description in reasonable detail of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of stock of the Corporation or with a value derived in whole or in part from the value or decrease in value of any class or series of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative”) directly or indirectly owned beneficially by such stockholder (and/or any stockholder who is of the immediate family sharing the same household as the nominating stockholder) or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of stock of the Corporation,

(iv)                              a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder (and/or any stockholder who is of the immediate family sharing the same household as the nominating stockholder) or such beneficial owner has a right to vote any stock or any other security of the Corporation,

(v)                                 any rights to dividends on the stock of the Corporation owned beneficially by the stockholder (and/or any stockholder who is of the immediate family sharing the same household as the nominating stockholder) or such beneficial owner that are separated or separable from the underlying stock of the Corporation,

(vi)                              any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the stockholder (and/or any stockholder who is of the immediate family sharing the same household as the nominating stockholder) or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

(vii)                           any performance-related fees (other than an asset-based fee) that the stockholder (and/or any stockholder who is of the immediate family sharing the same household as the nominating stockholder) or such beneficial owner is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives, if any, as of the date of such notice,

(viii)                        a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

(ix)                              a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination and any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(d)                                 a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”);

(e)                                  a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation;

(f)                                   to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nomination or proposal, as applicable, on the date of such stockholder’s notice; and

(g)                                  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder, its affiliates and associates and others acting in concert therewith and each person nominated for election or re-election as a director, his or her respective affiliates and associates and others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if such stockholder or any person acting in concert therewith were the “registrant” for purposes of such rule and the person nominated for election or re-election as a director were a director or executive of such registrant. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(2) or paragraph (B) of this Section 14) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3)                                 Notwithstanding anything in Section 14 to the contrary, in the event that the number of directors to be elected to the Board is increased, effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 14, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which a public announcement of such increase is first made by the Corporation.

(B)                              Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2 of Article II hereof. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or a committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in this Section 14 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice meeting the requirements of paragraph (A)(2) of this Section 14 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(C)                              To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 14 of this Article) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nominee is being nominated (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that that person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how that person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with that person’s ability to comply, if elected as a director of the Corporation, with that person’s duties to the Corporation under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire, representation or agreement, and (iii) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nominee is being nominated, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(D)(1) Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 14 and, if any proposed nomination or business is not in compliance with this Section 14, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 14, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                 For purposes of this Section 14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(3)                                 For purposes of this Section 14, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 14, and in order for any notification required to be delivered by a stockholder pursuant to this Section 14 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4)                                 Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 14 (including paragraphs (A)(1)(c) and (B) of this Section 14), and compliance with this Section 14 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section shall apply to the right, if any, of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE III

DIRECTORS

Section 1.                                           General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

Section 2.                                           Number, Election and Term of Office. The number of directors shall be established from time to time by resolution of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Except as otherwise provided by the Certificate of Incorporation, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at each annual meeting of the stockholders. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                                           Removal and Resignation. Any director or the entire Board may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3 shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time therein specified (or immediately, if not so specified), and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.                                           Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.                                           Chairman of the Board. The Board shall annually elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of the Chairman of the Board at such time and in such manner as the Board shall determine. The Chairman of the Board may, but need not, be an officer of, or employed in an executive or any other capacity by, the Corporation. The Chairman of the Board shall preside at all meetings of the Board and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or by these By-Laws and as may be provided by law.

Section 6.                                           Annual Meetings. The annual meeting of each newly elected Board shall be held without other notice than this Section 6 immediately after, and at the same place as, the annual meeting of stockholders.

Section 7.                                           Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board may be called by or at the request of the Chairman of the Board or the Chief Executive Officer on at least twenty-four (24) hours’ notice to each director, either personally, by telephone or by electronic mail.

Section 8.                                           Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 9.                                           Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the Board in the management and affairs of the Corporation except as otherwise limited by law.  The Board may adopt charters for one or more of such committees.  Any director may belong to any number of committees of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.  Unless otherwise provided in the Certificate of Incorporation, these By-Laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 10.                                    Committee Rules.  Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III hereof.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  In the event that a member and that member’s alternate, if alternates are designated by the Board as provided in Section 10 of Article III hereof, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 11.                                    Communications Equipment.  Members of the Board or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 11 shall constitute presence in person at the meeting.

Section 12.                                    Waiver of Notice and Presumption of Assent.  Any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 13.                                    Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 14.                                    Compensation and Expense Reimbursement.  The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.  Nothing contained in this Section 14 shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

OFFICERS

Section 1.                                           Number.  The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer and a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board, on such terms and to perform such functions as the Board shall determine in its sole discretion.  The Board may also elect a President, Chief Financial Officer, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers, a Treasurer and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable.  The Board may also appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Corporation or the performance of services for or on behalf of the Corporation.  In addition to the authority, powers and duties specified below, the Board may delegate to any officer, person or entity such authority, powers and duties to act on behalf of the Corporation as the Board may, from time to time, deem appropriate.  In particular, the Board may appoint an officer to execute any contract or other agreement or document on behalf of the Corporation; provided, that no officer may execute and file on behalf of the Corporation with the Secretary of State (i) any certificates of amendment to the Certificate of Incorporation, (ii) one or more restated certificates of incorporation and certificates of merger or consolidation or (iii) upon the dissolution and completion of winding up of the Corporation, a certificate of cancellation canceling the Certificate of Incorporation, without having first obtained the affirmative consent of the holders of the outstanding shares of capital stock of the Corporation as required by the DGCL or the Certificate of Incorporation or these By-Laws.

Section 2.                                           Election and Term of Office.  All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board (which may be an annual term) or until their respective successors are chosen and qualified or until his or her earlier death, resignation or removal.  The Chief Executive Officer may appoint one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as he shall deem necessary and appropriate and may give any of them such further designations or alternate titles as he considers desirable.  Any number of offices may be held by the same person.  Vacancies may be filled or new offices created and filled at any meeting of the Board.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.  Any officer may resign at any time upon written notice to the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.                                           Removal.  Any officer or agent elected by the Board may be removed by the Board, whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  In the case of appointed officers, any officer upon whom power of appointment or removal shall have been conferred by these By-Laws or the Board may remove such appointed officers.

Section 4.                                           Vacancies.  Any vacancy occurring in any office because of the death, resignation, removal, disqualification or otherwise, may be filled by the Board, or, to the extent provided for herein, by the Chief Executive Officer.

Section 5.                                           Compensation.  Compensation of all officers shall be fixed by the Board or shall be delegated by the Board to be fixed, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.                                           Chief Executive Officer.  The Chief Executive Officer shall be the primary executive officer and shall have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of Chief Executive Officer or such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

Section 7.                                           President.  The President, if any, at the request or in the absence of the Chief Executive Officer or during the Chief Executive Officer’s inability to act, shall perform the duties of the Chief Executive Officer and, when so acting, shall have the powers of the Chief Executive Officer.

Section 8.                                           Chief Financial Officer.  The Chief Financial Officer, if any, shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her by the Board, the Chief Executive Officer, the President, if any, or as may be provided by law.

Section 9.                                           Executive Vice Presidents.  The Executive Vice Presidents, if any, shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her or them by the Board, the Chief Executive Officer, the President, if any, or as may be provided by law.

Section 10.                                    Vice Presidents.  The Vice President or Vice Presidents shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her or them by the Board, the Chief Executive Officer, the President, if any, or as may be provided by law.

Section 11.                                    Secretary.  The Secretary, or any Assistant Secretary so designated, shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of any applicable agreement or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document on behalf of the Corporation, the execution of which is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board, the Chief Executive Officer; the President, if any, or as may be provided by law.

Section 12.                                    Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under the authority of the Board.  If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine.  The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation, shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer or as may be provided by law.

Section 13.                                    Other Officers.  The other officers, if any, of the Corporation shall have such titles, authority, powers and duties in the management of the Corporation as shall be stated in a resolution of the Board, or as determined by the Chief Executive Officer, which are not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board and the Chief Executive Officer.  The Board or the Chief Executive Officer may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 14.                                    Substitute Officers.  Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

ARTICLE V

SIGNING AUTHORITIES

Section 1.                                           Real Property.  Real property or interests in real property owned by the Corporation in its own right, shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time to time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Corporation in its own right with such maximum values as the Board may fix in its authorizing resolution.

Section 2.                                           Senior Signing Powers.  Subject to the exception provided in Section 1 of Article V hereof, the Chief Executive Officer, the President (if any) and the Chief Financial Officer is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Corporation in its own right or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Corporation thereto.  In such instances as in his or her judgment deems proper and acceptable, the Chief Executive Officer may authorize in writing any Executive Vice President or Vice President to have the powers set forth in this Section 2, applicable only to the performance or discharge of the duties of such officer within his or her particular division or function.

Section 3.                                           Limited Signing Powers.  The Chief Executive Officer may authorize in writing, any other officer, employee or individual to have the limited powers set forth in any one or more of the paragraphs below, or such other limited signing powers as he or she shall deem appropriate, which shall be applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her particular division or function.

(a)                                 Authorization to accept, endorse, execute or sign all: acceptances; authentications; bills of exchange; bills of lading; bills receivable; certificates of deposit; certifications; disclosure notices required by law; drafts; endorsements; guarantees of signatures to the assignment of stock, bonds or other instruments; letters of credit; and notes.

(b)                                 Authorization to accept, endorse, execute or sign documents of any type required for the prosecution or defense of judicial, regulatory or administrative proceedings.

(c)                                  Authorization to accept, endorse, execute or sign: employee contracts or offers of employment; leases; transfer of real or personal property held by the Corporation or in trust; or documents or instruments in connection with any transaction wherein the Corporation is acting in any fiduciary, representative or agency capacity.

(d)                                 Authorization to accept, endorse, execute or sign internal transactions only.

Section 4.                                           Rescission of Signing Powers.  Any signing authority authorized by the Chief Executive Officer may be rescinded at any time by him or her and any signing power shall terminate without necessity of further action when the officer or employee having such power leaves the employ of the Corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 1.                                           Nature of Indemnity.  Each person (and such person’s heirs, executors or administrators) who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer, of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators (including any employee benefit plan, pension plan or other similar or comparable capacity) in connection with such proceeding; provided, however, that, except as provided in Section 2 of Article VI hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.  The right to indemnification conferred in this Article VI shall, subject to Sections 2 and 5 of Article VI hereof, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.  The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

Section 2.                                           Procedure for Indemnification.  Any indemnification of any person under Section 1 of Article VI hereof or advancement of expenses under Section 5 of Article VI hereof shall be made promptly, and in any event within thirty (30) days, upon the written request of such person.  If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by such person in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.                                           Article Not Exclusive.  The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall neither be exclusive of, nor be deemed in limitation of, any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or directors or otherwise, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 1 of Article VI hereof shall be made to the fullest extent permitted by law.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 1 of Article VI hereof.

Section 4.                                           Insurance.  To the fullest extent permitted by the law of the State of Delaware, the Corporation may purchase and maintain insurance on its own behalf and on behalf of any person described in Section 1 in Article VI hereof against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 5.                                           Expenses.  To the fullest extent permitted by the laws of the State of Delaware, expenses (including attorneys’ fees) incurred by any person described in Section 1 of Article VI hereof in appearing at, participating in or defending any proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition, unless otherwise determined by the Board in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VI or otherwise.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 6.                                           Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

Section 7.                                           Contract Rights.  The provisions of this Article VI shall be deemed to be a contract right between the Corporation and each director or officer (or legal representative thereof) who serves in any such capacity at any time while this Article VI and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal, amendment, alteration or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then or theretofore existing, or any proceeding thereafter brought or threatened based in whole or in part on any such state of facts.

Section 8.                                           Merger or Consolidation.  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9.                                           Service for Subsidiaries.  Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are, directly or indirectly, owned by the Corporation (a “subsidiary” for this Article VI) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 10.                                    References to Certain Terms.  For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 11.                                    Savings Clause.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 1 of Article VI hereof to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1.                                           Form.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer, President (if any) or Chief Financial Officer and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of a specific class or series owned by such holder in the Corporation.  If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, the signatures of any such Chief Executive Officer, President (if any), Chief Financial Officer, Secretary or Assistant Secretary may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.  Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.  The Board may appoint a bank or trust corporation organized under the laws of the United States or any state thereof to act as the Corporation’s transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation.

Section 2.                                           Lost Certificates.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.                                           Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 4.                                           Fixing a Record Date for Action by Written Consent.  In the event that the holders of any class or series of stock of the Corporation may take an action by written consent without a meeting pursuant to the terms of the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 5.                                           Fixing a Record Date for Other Purposes.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 6.                                           Registered Stockholders.  Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7.                                           Subscriptions for Stock.  Unless otherwise provided for in a subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board.  Any call made by the Board for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series.  In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.                                           Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.                                           Checks, Drafts or Orders.  All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board or a duly authorized committee thereof.

Section 3.                                           Contracts.  The Board may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.                                           Loans.  Subject to applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any non-executive officer or other employee of the Corporation or of any of its subsidiaries whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this Section 4 contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.  Notwithstanding the foregoing, the Corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Corporation.

Section 5.                                           Fiscal Year.  The fiscal year of the Corporation shall be such period of twelve consecutive months as the board of directors may by resolution designate.

Section 6.                                           Corporate Seal.  The Board shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal,

Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.                                           Voting Securities Owned By the Corporation.  Voting securities in any other corporation held by the Corporation shall be voted by the Chief Executive Officer, unless the Board specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.                                           Section Headings.  Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.                                           Inconsistent Provisions.  In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

AMENDMENTS

Section 1.                                           Amendments of By-Laws.  By-Laws may be amended, altered, repealed and adopted as set forth in the Certificate of Incorporation.  In addition, By-Laws may be amended, altered or repealed and new By-Laws adopted at any meeting of the Board by a majority vote.  The fact that the power to amend, alter, repeal and adopt By-Laws has been conferred upon the Board shall not divest the stockholders of the same powers.